Exhibit 99.1

CONTACTS:

Investors: Julie Loftus Trudell

Amerigroup Corporation

Senior Vice President, Investor Relations

(757) 321-3597

julie.trudell@amerigroup.com

News Media: Maureen C. McDonnell

Amerigroup Corporation

Vice President, External Communications

(757) 473-2731

maureen.mcdonnell@amerigroup.com

Amerigroup Corporation Sells Virginia Health Plan

VIRGINIA BEACH, Va. (Friday, November 30, 2012) – Amerigroup Corporation (NYSE: AGP) announced today that it has completed the sale of its Virginia health plan to Inova Health System Foundation. The sale divests all of Amerigroup’s managed care operations in the Commonwealth of Virginia.

About Amerigroup Corporation

Amerigroup, a Fortune 500 company, coordinates services for individuals in publicly funded health care programs. Currently serving approximately 2.7 million members in 12 states nationwide, Amerigroup expects to expand operations to its 13th state, Kansas, as a result of a previously awarded state contract. Amerigroup is dedicated to offering real solutions that improve health care access and quality for its members, while proactively working to reduce the overall cost of care to taxpayers. Amerigroup accepts all eligible people regardless of age, sex, race or disability. For more information, please visit www.amerigroup.com.